Exhibit 8.1

Melco Resorts & Entertainment Limited

List of Significant Subsidiaries

As of December 31, 2024

1.	COD Resorts Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China
2.	MCO Cotai Investments Limited, incorporated in the Cayman Islands
3.	MCO Europe Holdings (NL) B.V., incorporated in the Netherlands
4.	MCO Holdings Limited, incorporated in the Cayman Islands
5.	MCO International Limited, incorporated in the Cayman Islands
6.	MCO Investments Limited, incorporated in the Cayman Islands
7.	MCO Nominee One Limited, incorporated in the Cayman Islands
8.	Melco Resorts (Macau) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China
9.	Melco Resorts and Entertainment (Philippines) Corporation, incorporated in the Philippines
10.	Melco Resorts Finance Limited, incorporated in the Cayman Islands
11.	Melco Resorts Leisure (PHP) Corporation, incorporated in the Philippines
12.	Melco Resorts Services Limited, incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China
13.	MPHIL Holdings No.1 Corporation, incorporated in the Philippines
14.	MPHIL Holdings No.2 Corporation, incorporated in the Philippines
15.	MSC Cotai Limited, incorporated in the British Virgin Islands
16.	SCP Holdings Limited, incorporated in the British Virgin Islands
17.	SCP One Limited, incorporated in the British Virgin Islands
18.	SCP Two Limited, incorporated in the British Virgin Islands
19.	Studio City Company Limited, incorporated in the British Virgin Islands
20.	Studio City Developments Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China
21.	Studio City Finance Limited, incorporated in the British Virgin Islands
22.	Studio City Holdings Limited, incorporated in the British Virgin Islands
23.	Studio City Holdings Two Limited, incorporated in the British Virgin Islands
24.	Studio City International Holdings Limited, incorporated in the Cayman Islands
25.	Studio City Investments Limited, incorporated in the British Virgin Islands